================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                               December 21, 1998

                              SERVICE EXPERTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                      001-13037                    62-1639453
----------------              ----------------             -----------------
(State or Other               (Commission File             (I.R.S. Employer
 Jurisdiction of              Number)                      Identification
 Incorporation)                                            Number)

                               Six Cadillac Drive
                                    Suite 400
                           Brentwood, Tennessee 37027
                --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (615) 371-9990
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

ITEM 5. OTHER EVENTS.

         Service Experts, Inc., a Delaware corporation (the "Company"), operates residential heating, ventilating and air conditioning ("HVAC") service and replacement businesses. In connection with the acquisition of HVAC businesses, the Company plans to offer shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), warrants to purchase shares of Common Stock and debt securities convertible into shares of Common Stock pursuant to its Registration Statement on Form S-4 (Registration No. 333-12319). In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements:

        (a) Financial Statements of Businesses Acquired
            See Pages F-2 through F-62.

        (b) Pro Forma Financial Information
            See Pages F-63 through F-69.

                         INDEX TO FINANCIAL STATEMENTS

                                                                     PAGE
                                                                     ----
MIDLAND HEATING AND AIR CONDITIONING, INC. -- FINANCIAL STATEMENTS FOR
  THE YEAR ENDED DECEMBER 31, 1997 AND THE SIX MONTHS ENDED
  JUNE 30, 1998 (UNAUDITED)
Report of Independent Auditors....................................... F-2
Balance Sheets........................................................F-3
Statements of Operations............................................. F-4
Statement of Stockholders' Equity.................................... F-5
Statements of Cash Flows............................................. F-6
Notes to Financial Statements........................................ F-7

STRAND BROTHERS, INC. -- FINANCIAL STATEMENTS FOR THE YEAR ENDED
  DECEMBER 31, 1997
Report of Independent Auditors........................................ F-19
Balance Sheet......................................................... F-20
Statement of Operations............................................... F-21
Statement of Stockholders' Equity..................................... F-22
Statement of Cash Flows............................................... F-23
Notes to Financial Statements......................................... F-24

BEN PEER HEATING, INC. -- FINANCIAL STATEMENTS FOR THE YEAR
   ENDED APRIL 30, 1998 AND THE FIVE MONTHS ENDED SEPTEMBER
   30, 1998 (UNAUDITED)
Report of Independent Auditors....................................... F-35
Balance Sheets....................................................... F-36
Statements of Income................................................. F-38
Statement of Stockholders' Equity.................................... F-39
Statements of Cash Flows............................................. F-40
Notes to Financial Statements........................................ F-41

WOMACK-O'BANNON & CHOCO, INC. d/b/a B&M HEATING AND COOLING
   -- FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31,
   1997 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
Report of Independent Auditors....................................... F-50
Balance Sheets....................................................... F-51
Statements of Operations............................................. F-52
Statement of Stockholder's Equity (Deficit).......................... F-53
Statements of Cash Flows............................................. F-54
Notes to Financial Statements........................................ F-55

SERVICE EXPERTS, INC. -- UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
Basis of Presentation...............................................  F-63
Unaudited Pro Forma Combined Balance Sheet as of September 30,
  1998..............................................................  F-65
Unaudited Pro Forma Combined Statements of Income for the
  Nine Months ended September 30, 1998 and for the Twelve
  Months ended December 31, 1997....................................  F-66
Notes to Unaudited Pro Forma Combined Financial
  Statements........................................................  F-68



                         Report of Independent Auditors

The Stockholders of
Midland Heating and Air Conditioning, Inc.

We have audited the accompanying balance sheet of Midland Heating and Air Conditioning, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midland Heating and Air Conditioning, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                            /s/ Ernst & Young LLP


Nashville, Tennessee
December 4, 1998

                    Midland Heating and Air Conditioning, Inc.

                                 Balance Sheets

                                                        December 31,        June 30,
                                                           1997              1998
                                                        ------------      ------------
                                                                           (Unaudited)
ASSETS
Current assets:
  Cash                                                  $    212,435      $    100,825
  Accounts receivable:
     Trade, net of allowance for doubtful accounts
      of $9,500 and $8,600 at
      December 31, 1997 and June 30, 1998, respectively      450,542           550,824
     Stockholders                                            195,600           195,600
     Employee                                                  4,600             3,939
                                                        ------------      ------------
                                                             650,742           750,363

Inventories                                                  158,158           210,384
Costs and estimated earnings in excess of billings               660            13,062
Prepaid expenses and other current assets                     17,275             6,715
                                                        ------------      ------------
Total current assets                                       1,039,270         1,081,349

Property, buildings and equipment:
  Land                                                       265,829           265,829
  Buildings                                                  735,477           796,366
  Furniture and fixtures                                     127,059           144,090
  Machinery and equipment                                     72,147            72,147
  Vehicles                                                   745,564           750,260
                                                        ------------      ------------
                                                           1,946,076         2,028,692

  Less accumulated depreciation and amortization             535,671           593,510
                                                        ------------      ------------
                                                           1,410,405         1,435,182
                                                        ------------      ------------
Total assets                                            $  2,449,675      $  2,516,531
                                                        ============      ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit                                        $         --      $     60,000
  Trade accounts payable and accrued liabilities             489,115           594,203
  Accrued compensation                                       278,082           300,241
  Accrued warranties                                          49,318            62,044
  Deferred revenue                                           148,832           180,202
  Billings in excess of costs and estimated earnings          60,529            51,213
  Current portion of long-term debt and capital lease
    obligations                                              144,744           152,792
                                                        ------------      ------------
Total current liabilities                                  1,170,620         1,400,695

Long-term debt and capital lease obligations,
  net of current                                             957,281           917,918

Stockholders' equity:
  Common stock, $1 par value, 100,000 shares
    authorized, 15,600 shares issued and outstanding          15,600            15,600
  Retained earnings                                          306,174           182,318
                                                        ------------      ------------
Total stockholders' equity                                   321,774           197,918
                                                        ------------      ------------
Total liabilities and stockholders' equity              $  2,449,675      $  2,516,531
                                                        ============      ============


                             See accompanying notes.

                   Midland Heating and Air Conditioning, Inc.

                            Statements of Operations


                                                                             Six
                                                        Year ended       months ended
                                                       December 31,        June 30,
                                                           1997              1998
                                                       ------------      ------------
                                                                         (Unaudited)

Net revenue                                            $  6,231,274      $  3,704,820

Cost of goods sold                                        4,804,948         2,961,063
                                                       ------------      ------------

Gross margin                                              1,426,326           743,757
Selling, general and administrative expenses              1,527,851           735,110
                                                       ------------      ------------
Income (loss) from operations                              (101,525)            8,647
Other income (expense):
   Interest expense                                         (65,158)          (50,485)
   Interest income                                            9,294               465
   Other income (expense)                                    69,577            (4,532)
                                                       ------------      ------------
                                                             13,713           (54,552)
                                                       ------------      ------------
Net loss                                               $    (87,812)     $    (45,905)
                                                       ============      ============



                             See accompanying notes.

                    Midland Heating and Air Conditioning, Inc.

                       Statement of Stockholders' Equity




                                       Common Stock
                                       $1 Par Value          Retained
                                    Shares      Amount       Earnings        Total
                                 ---------------------------------------------------

Balance at January 1, 1997          15,600    $  15,600   $  530,934     $  546,534
   Capital distributions                 -            -     (136,948)      (136,948)
   Net loss                              -            -      (87,812)       (87,812)
                                    -----------------------------------------------
Balance at December 31, 1997        15,600       15,600      306,174        321,774
   Capital distributions
    (unaudited)                          -            -      (77,951)       (77,951)
   Net loss (unaudited)                  -            -      (45,905)       (45,905)
                                    -----------------------------------------------
Balance at June 30, 1998
   (unaudited)                      15,600    $  15,600   $  182,318     $  197,918
                                    ===============================================


                            See accompanying notes.

                   Midland Heating and Air Conditioning, Inc.

                            Statements of Cash Flows


                                                                                Six
                                                               Year ended   months ended
                                                              December 31,    June 30,
                                                                  1997          1998
                                                              ------------  --------------
                                                                             (Unaudited)
OPERATING ACTIVITIES
Net loss                                                    $   (87,812)   $  (45,905)
Adjustments to reconcile net loss to net cash
   provided by operating activities:
     Depreciation and amortization                              148,362        66,568
     Provision for loss on accounts receivable                    2,724          (900)
     Gain on asset disposals                                    (61,130)            -
     Changes in assets and liabilities:
       Accounts receivable                                      551,572       (98,721)
       Inventories                                               11,869       (52,226)
       Prepaid expenses and other current assets                218,973        10,560
       Trade accounts payable and accrued liabilities          (200,383)      105,088
       Accrued compensation                                     (47,418)       22,159
       Accrued warranties                                        (6,466)       12,726
       Deferred revenue                                           6,700        31,370
       Costs and estimated earnings in excess of billings
         and billings in excess of costs and estimated
         earnings                                               (61,206)      (21,718)
                                                            -----------    ----------
Net cash provided by operating activities                       475,785        29,001

INVESTING ACTIVITIES
Purchase of property, buildings and equipment                  (972,888)      (78,766)
Proceeds from sale of property, buildings and equipment          99,630        22,463
                                                            -----------    ----------
Net cash used in investing activities                          (873,258)      (56,303)

FINANCING ACTIVITIES
Distribution to stockholders                                   (136,948)      (77,951)
Payments on long-term debt and capital leases                  (396,618)      (66,357)
Proceeds from long-term debt                                    712,000             -
Proceeds from line of credit                                          -        60,000
                                                            -----------    ----------
Net cash provided by (used in) financing activities             178,434       (84,308)
                                                            -----------    ----------
Decrease in cash                                               (219,039)     (111,610)
Cash at beginning of period                                     431,474       212,435
                                                            -----------    ----------
Cash at end of period                                       $   212,435    $  100,825
                                                            ===========    ==========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                               $    64,169    $   50,485
                                                            ===========    ==========
Purchase of equipment through capital leases                $   123,775    $   35,042
                                                            ===========    ==========




                             See accompanying notes.

                   Midland Heating and Air Conditioning, Inc.

                          Notes to Financial Statements

                                December 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Midland Heating and Air Conditioning, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the Columbia, South Carolina area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of June 30, 1998 and the related statements of operations, stockholders' equity, and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1997 audited financial statements appearing herein. The results of the six months ended June 30, 1998 may not be indicative of operating results for the full year.

RECOGNITION OF REVENUE

Revenue on all of the Company's heating and air conditioning installation contracts ("Contracts") for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenue on all of the Company's Contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

                   Midland Heating and Air Conditioning, Inc.

                   Notes to Financial Statements (continued)




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF REVENUE (CONTINUED)

Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within six to 12 months.

Trade accounts receivable includes billings and billed retainage on Contracts. Trade accounts receivable also includes unbilled retainage of approximately $22,000 at December 31, 1997. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year.

The asset, "cost and estimated earnings in excess of billings", represents revenue recognized in excess of amounts billed on in-progress Contracts. The liability, "billings in excess of costs and estimated earnings", represents billings in excess of revenue recognized on in-progress Contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amount reported in the balance sheet for cash approximates fair value.

Accounts Receivable, Notes Payable, Accounts Payable and Accrued Liabilities.

The carrying amounts reported in the balance sheet for accounts receivable, notes payable, accounts payable and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

'

                   Midland Heating and Air Conditioning, Inc.

                   Notes to Financial Statements (continued)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT

At times, cash balances in the Company's accounts may exceed FDIC insurance limits. At December 31, 1997, the Company had approximately $169,000 on deposit with a bank in excess of FDIC insurance limits.

The Company primarily purchases units and parts that are manufactured by The Trane Company and York International Corporation. Total purchases of equipment and parts from these manufacturers during 1997 totaled approximately $1,040,000.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out ("FIFO") method for all inventories.

                   Midland Heating and Air Conditioning, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, BUILDINGS AND EQUIPMENT

Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                Years
                                                                -----

Building                                                         39
Furniture and fixtures                                            5
Machinery and equipment                                           7
Vehicles                                                          5

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property, buildings and equipment and has determined that there were no indications of impairment as of December 31, 1997.

                   Midland Heating and Air Conditioning, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code to include their respective percentage of the Company's income in their own income for federal and state income tax purposes. Accordingly, the Company is not subject to federal and state income tax.

                   Midland Heating and Air Conditioning, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled $2,724, and accounts written off, net of recoveries, was $33,224.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $107,000.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 did not have an effect on the Company's financial statements.

                   Midland Heating and Air Conditioning, Inc.

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:

                                                                                 December 31, 1997
                                                                                 -----------------
Contracts on the percentage-of-completion method:
   Expenditures on uncompleted contacts                                             $ 103,750
   Estimated earnings                                                                  59,898
                                                                                    ---------
                                                                                      163,648
   Less applicable billings                                                           223,517
                                                                                    ---------
                                                                                    $ (59,869)
                                                                                    =========

Included in the accompanying balance sheet under the following captions:
     Costs and estimated earnings in excess of billings on
       uncompleted contracts                                                        $     660
     Billings in excess of costs and estimated earnings on                            (60,529)
       uncompleted contracts                                                        ---------

                                                                                    $ (59,869)
                                                                                    =========

Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                   Midland Heating and Air Conditioning, Inc.

3. DEBT

Debt consists of:

                                                       December 31, 1997
                                                       -----------------

                   Mortgage note payable                   $712,000
                   Equipment note                            15,334
                                                           --------
                                                            727,334

                   Less current portion                      32,852
                                                           --------
                                                           $694,482
                                                           ========

The Company has a line of credit with a financial institution with a total borrowing limit of $100,000. The line of credit bears interest at a variable rate of the Prime Lending Rate plus 1% (9.5% at December 31, 1997). At December 31, 1997, the line of credit was unused.

The Company has a mortgage note payable which is secured by the related office building and land. This loan requires monthly installments of $7,435, including principal and interest (9.5% at December 31, 1997) through September 2000 with the remaining balance due October 2000.

The Company has an equipment note which is secured by various computers. The loan bears interest at the Prime Lending Rate plus 1% (9.5% at December 31, 1997) and is guaranteed by a stockholder of the Company. The loan requires monthly payments of $667 plus interest through November 1999.

                   Midland Heating and Air Conditioning, Inc.

3. DEBT (CONTINUED)

As of December 31, 1997, the aggregate amounts of annual principal maturities of long-term debt are as follows:

                   1998                                    $ 32,852
                   1999                                      32,345
                   2000                                     662,137
                                                           --------
                                                           $727,334
                                                           ========


4. LEASES

Total rental expense for all operating leases was $14,660 for 1997. The Company leases certain vehicles and equipment under terms of noncancelable operating and capital lease agreements which expire at various dates through 2002. Minimum rental commitments at December 31, 1997 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                     Capital                    Operating
                                                                      Leases                      Leases
                                                                   -------------              -------------

         1998                                                      $     141,330              $      12,867
         1999                                                            106,125                      5,249
         2000                                                            103,971                      4,488
         2001                                                             50,457                        748
         2002                                                             42,048                         --
         Thereafter                                                                                      --
                                                                   -------------              -------------
                                                                         443,931              $      23,352
         Amounts representing interest                                    69,240              =============

         Present value of net minimum rentals                      -------------
           (including $111,892 classified as current)              $     374,691
                                                                   =============


                   Midland Heating and Air Conditioning, Inc.

4. LEASES (CONTINUED)

The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheet, are as follows:

                                                                     December 31, 1997
                                                                     ------------------

Vehicles and equipment                                                $     780,439
Less accumulated amortization                                               482,396
                                                                      -------------
Net vehicles and equipment under capital leases                       $     298,043
                                                                      =============

Amortization of the assets under capital leases is included in depreciation expense.

5. EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Generally, employees of the Company must be twenty-one years of age and complete one year of service to be eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company may elect to make matching contributions and additional contributions at its discretion. There were no contributions made during 1997.

6. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                   Midland Heating and Air Conditioning, Inc.

7. INCOME TAXES

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal and state income tax. In connection with the sale of the Company (see Note 9), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had taxable income of $50,918 for 1997. Had the Company filed federal and state income tax returns as a regular corporation for 1997, income tax benefit under the provisions of SFAS No. 109 would have been approximately $39,000.

At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be recorded as an adjustment to goodwill in purchase accounting. If the termination of S corporation status had occurred at June 30, 1998, the deferred tax liability would have been approximately $6,500.

                   Midland Heating and Air Conditioning, Inc.

8. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated effect on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors. If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

9. SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Asset Purchase Agreement with Service Experts, Inc. ("Service Experts") to sell all of the Company's assets to a wholly-owned subsidiary of Service Experts. In accordance with the Asset Purchase Agreement, the sale of the assets was effective June 30, 1998.

In connection with the business combination of the Company with Service Experts, Service Experts repaid the line of credit and all long term notes payable outstanding.

                         Report of Independent Auditors

The Stockholders of
  Strand Brothers, Inc.

We have audited the accompanying balance sheet of Strand Brothers, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strand Brothers, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                            /s/ Ernst & Young LLP



Nashville, Tennessee
November 27, 1998

                              Strand Brothers, Inc.

                                  Balance Sheet

                                December 31, 1997

ASSETS
Current assets:
  Cash and cash equivalents                                                                  $ 78,498
  Trade, net of allowance for doubtful accounts of $1,000 at
    December 31, 1997
                                                                                              114,110


  Inventories                                                                                 369,499
  Prepaid expenses and other current assets                                                     1,600
  Deferred income taxes                                                                        30,966
                                                                                             --------
Total current assets                                                                          594,673

Property and equipment:
  Furniture and fixtures                                                                       76,944
  Machinery and equipment                                                                      32,207
  Vehicles                                                                                    350,102
  Leasehold improvements                                                                        5,907
                                                                                             --------
                                                                                              465,160
  Less accumulated depreciation and amortization                                              285,180
                                                                                             --------
                                                                                              179,980
                                                                                             --------
Total assets                                                                                 $774,653
                                                                                             ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities                                             $244,040
  Accrued compensation                                                                         16,724
  Accrued warranties                                                                           49,741
  Deferred revenue                                                                             34,896
  Related party notes payable                                                                 180,000
  Current portion of long-term debt                                                            24,068
                                                                                             --------
Total current liabilities                                                                     549,469

Long-term debt, net of current portion                                                         10,000

Deferred income taxes                                                                           1,233

Stockholders' equity:
  Common stock, no par value, 5,000,000 shares authorized, 8,333
    shares issued and outstanding                                                             134,810
  Preferred stock, $10 par value; 2,000,000 shares authorized; no shares
    issued and outstanding                                                                          -
  Retained earnings                                                                            79,141
                                                                                             --------
Total stockholders' equity                                                                    213,951
                                                                                             --------
Total liabilities and stockholders' equity                                                   $774,653
                                                                                             ========



                             See accompanying notes.

                              Strand Brothers, Inc.

                             Statement of Operations

                          Year ended December 31, 1997

Net revenue                                                                                  $4,620,528
Cost of goods sold                                                                            2,916,583
                                                                                             ----------
Gross margin                                                                                  1,703,945
Selling, general and administrative expenses                                                  1,746,983
                                                                                             ----------
Loss from operations                                                                            (43,038)
Other income (expense):
   Interest expense                                                                             (23,098)
   Interest income                                                                                7,737
   Other income                                                                                  26,857
                                                                                             ----------
                                                                                                 11,496
                                                                                             ----------
Loss before taxes                                                                               (31,542)

Benefit for income tax:
   Current                                                                                           --
   Deferred                                                                                      (9,478)
                                                                                             ----------
Total income taxes                                                                               (9,478)
                                                                                             ----------
Net loss                                                                                     $  (22,064)
                                                                                             ==========



                             See accompanying notes.

                              Strand Brothers, Inc.

                        Statement of Stockholders' Equity

                                            Common Stock
                                            No Par Value            Retained
                                         Shares      Amount         Earnings        Total
                                         --------------------------------------------------

Balance at January 1, 1997               8,333      $134,810       $  109,538      $229,682
   Capital distributions                    --            --           (8,333)       (8,333)
   Capital contributions                    --            --               --        14,666
   Net loss                                 --            --          (22,064)      (22,064)
                                         --------------------------------------------------
Balance at December 31, 1997             8,333      $134,810       $   79,141      $213,951
                                         ==================================================



                             See accompanying notes.

                              Strand Brothers, Inc.

                             Statement of Cash Flows

                          Year ended December 31, 1997

OPERATING ACTIVITIES
Net loss                                                                                    $ (22,064)
Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization                                                             75,511
     Benefit for deferred income taxes                                                         (9,478)
     Provision for loss on accounts receivable                                                  4,519
     Gain on asset disposals                                                                   (9,500)
     Changes in assets and liabilities:
       Accounts and notes receivable                                                          (28,440)
       Inventories                                                                           (104,586)
       Prepaid expenses and other current assets                                               24,309
       Trade accounts payable and accrued liabilities                                          84,664
       Accrued compensation                                                                   (12,846)
       Accrued warranties                                                                      (1,411)
       Deferred revenue                                                                        12,713
                                                                                            ---------
Net cash flow provided by operating activities                                                 13,391

INVESTING ACTIVITIES
Purchase of property and equipment                                                            (68,167)
Proceeds from sale of property and equipment                                                    9,500
                                                                                            ---------
Net cash used in investing activities                                                         (58,667)

FINANCING ACTIVITIES
Capital contribution from stockholder                                                          14,666
Distribution to stockholders                                                                   (8,333)
Payments on long-term debt                                                                    (41,701)
Proceeds from long-term debt                                                                   22,733
Payments on related party notes payable                                                      (325,000)
Proceeds from related party notes payable                                                     335,000
                                                                                            ---------
Net cash used in financing activities                                                          (2,635)

Decrease in cash and cash equivalents                                                         (47,911)
Cash and cash equivalents at beginning of period                                              126,409
                                                                                            ---------
Cash and cash equivalents at end of period                                                  $  78,498
                                                                                            =========

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                                               $  23,098
                                                                                            =========



                             See accompanying notes.

                              Strand Brothers, Inc.

                          Notes to Financial Statements

                                December 31, 1997


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Strand Brothers, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers in the Austin, Texas area.

RECOGNITION OF REVENUE

Revenue on all of the Company's Contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

                             Strand Brothers, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amount reported in the balance sheet for cash approximates fair value.

Accounts Receivable, Notes Payable, Accounts Payable and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, notes payable, accounts payable and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

                              Strand Brothers, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK

At times, cash balances in the Company's accounts may exceed FDIC insurance limits. The Company primarily purchases HVAC units and parts from Lennox Industries, Inc. Total purchases of equipment and parts from this manufacturer during 1997 totaled approximately $1,384,000.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled $4,519, and accounts written off, net of recoveries, was $12,356.


INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out ("FIFO") method for all inventories.

                              Strand Brothers, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                   YEARS
                                                                   -----

                  Furniture and fixtures                             5
                  Machinery and equipment                            5
                  Vehicles                                           5
                  Leasehold improvements                             7

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property, buildings and equipment and has determined that there were no indications of impairment as of December 31, 1997.

                              Strand Brothers, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

The Company generally provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

PREFERRED STOCK

Preferred stockholders are entitled to such preferences to the Common Stock as to dividends and distributions of assets of the Company on dissolution. Preferred stockholders have no voting rights except that these stockholders have the right to vote as a class on such matters as merger and consolidation, voluntary dissolution and revocations of voluntary dissolution proceedings. The Company has the power and authority to redeem preferred stock at par value. Preferred stockholders are entitled to a noncumulative dividend of 12% in any year that a dividend is paid and before any dividends paid on any other class of stock. As of December 31, 1997, no shares of preferred stock were issued and outstanding.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $168,000.

                              Strand Brothers, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net loss, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 did not have an effect on the Company's financial statements.

                              Strand Brothers, Inc.

2.  DEBT

Debt consists of:

                                                         December 31,
                                                             1997
                                                         ------------

Installment and equipment notes                             $34,068
Less current portion                                         24,068
                                                            -------
                                                            $10,000
                                                            =======

The Company has a line of credit with a financial institution with a total borrowing limit of $100,000. The line of credit bears interest at a variable rate determined by the Prime Lending Rate. At December 31, 1997, the Company had no outstanding balance on this line of credit.

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 6.75% to 8.00% per annum at December 31, 1997. These loans require monthly payments ranging from $584 to $958 and are due through March 22, 2000.

As of December 31, 1997, the aggregate amounts of annual principal maturities of long-term debt are as follows:

                  1999                                      $24,068
                  2000                                       10,000
                  Thereafter                                     --
                                                            -------
                                                            $34,068
                                                            =======

                              Strand Brothers, Inc.

3.  EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 50% of total contributions by a plan member, to a maximum of 3% of the employee's total calendar year compensation. The Company's matching contributions totaled approximately $22,000 for 1997.

4.  COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                              Strand Brothers, Inc.

5.  INCOME TAXES

Income taxes benefit consists of the following at December 31, 1997:

                  Current:
                    Federal                               $      --
                    State                                        --
                  Deferred                                   (9,478)
                                                          ---------
                                                          $  (9,478)
                                                          =========

Significant components of the deferred tax assets and liabilities as of December 31, 1997, are as follows:

Deferred tax liabilities:
   Depreciation and amortization                          $ 7,062

Deferred tax assets:
   Accounts receivable                                        370
   Warranty reserve                                        18,389
   Accrued expenses                                        12,207
   Net operating loss carryforward                          5,829
                                                          -------
Total gross deferred tax assets                            36,795
Valuation allowance                                            --
                                                          -------
Deferred tax assets                                        36,795
                                                          -------
Net deferred tax assets                                   $29,733
                                                          =======

Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will likely be realized from taxable income resulting from reversing temporary differences and future pretax book income. Accordingly, no valuation allowance has been recognized for the year ended December 31, 1997.

At December 31, 1997, the Company has net operating loss carryforwards of approximately $16,000 for federal and state income tax purposes that expire in 2012.

                              Strand Brothers, Inc.

5.  INCOME TAXES (CONTINUED)

The benefit for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to loss before income taxes. The differences are summarized as follows:

                                                                                   December 31,
                                                                                       1997
                                                                                   ------------

                  Tax benefit at statutory rate                                      $(10,724)
                  State income tax benefit less applicable federal tax benefit           (762)
                  Nondeductible expenses                                                2,008
                                                                                     --------
                                                                                     $ (9,478)
                                                                                     ========

6.  RELATED PARTY TRANSACTIONS

The Company leases its office facility from its stockholders on a month-to-month basis. Rental payments of $72,000 related to this lease were made during the year ended December 31, 1997.

The Company has a 10% interest bearing notes payable to the stockholders totaling $180,000 at December 31, 1997. This note matures in 1998.


7.  IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

                              Strand Brothers, Inc.

7.  IMPACT OF YEAR 2000 (UNAUDITED) (CONTINUED)

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated effect on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors. If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.


The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

8. SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Agreement and Plan of Merger with Service Experts, Inc. ("Service Experts"). In accordance with the Agreement and Plan of Merger, the Company merged with and into a wholly-owned subsidiary of Service Experts effective March 11, 1998.

In connection with the business combination of the Company with Service Experts, Service Experts paid all notes payable outstanding.

                         Report of Independent Auditors



The Stockholders
Ben Peer Heating, Inc.

We have audited the accompanying balance sheet of Ben Peer Heating, Inc. as of April 30, 1998, and the related statements of income, stockholders' equity, and cash flows for the year ended April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ben Peer Heating, Inc. at April 30, 1998, and the results of its operations and its cash flows for the year ended April 30, 1998, in conformity with generally accepted accounting principles.


                                      /s/ Ernst & Young LLP

Nashville, Tennessee
December 11, 1998

                             Ben Peer Heating, Inc.
                                 Balance Sheets

                                                                      April 30,             September
                                                                        1998                30, 1998
                                                                ---------------------------------------
                                                                                           (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                       $ 174,968             $ 233,825
   Accounts receivable:
     Trade, net of allowance for doubtful accounts
     of $1,000 at April 30, 1998 and $2,800 at
     September 30, 1998 (unaudited)                                   41,900                75,530
     Employee                                                              -                 4,812
     Other                                                               599                     -
                                                                ---------------------------------------
                                                                      42,499                80,342

Current portion stockholders note receivable                           3,234                 2,500
Inventories                                                          103,520               144,500
Prepaid expenses and other current assets                              5,400                10,615
Investments                                                          288,389               289,453
Deferred income taxes                                                  2,143                22,256
                                                                ---------------------------------------
Total current assets                                                 620,153               783,491

Property and equipment:
   Furniture and fixtures                                             29,084                29,084
   Machinery and equipment                                            96,005               106,005
   Vehicles                                                          271,217               237,478
                                                                ---------------------------------------
                                                                     396,306               372,567
   Less accumulated depreciation and amortization                    249,039               232,658
                                                                ---------------------------------------
                                                                     147,267               139,909
Stockholders note receivable, net of
 current portion                                                      41,487                30,221
Other assets, net of accumulated amortization of
 $17,949 and $24,699 at April 30, 1998 and
 September 30, 1998  (unaudited)                                      48,051                41,481

                                                                ---------------------------------------
Total assets                                                       $ 856,958             $ 995,102
                                                                =======================================

                                                                      April 30,             September
                                                                        1998                30, 1998
                                                                ---------------------------------------
                                                                                           (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Trade accounts payable and accrued liabilities                  $  99,687             $   53,862
   Accrued compensation                                               12,200                 13,000
   Accrued warranties                                                 15,100                 16,500
   Income taxes payable                                               11,123                 76,003
   Deferred revenue                                                    5,800                 24,300
                                                                ---------------------------------------
Total current liabilities                                            143,910                183,665

Deferred income taxes                                                  6,958                  5,035

Stockholders' equity:
   Common stock, no par value, 200 shares
     authorized, 100 shares issued and outstanding                    17,469                 17,469
   Retained earnings                                                 649,637                757,287
   Accumulated other comprehensive income                             38,984                 31,646
                                                                ---------------------------------------
Total stockholders' equity                                           706,090                806,402



                                                                ---------------------------------------
Total liabilities and stockholders' equity                         $ 856,958             $  995,102
                                                                =======================================


                             See accompanying notes.

                             Ben Peer Heating, Inc.
                              Statements of Income


                                                                                           Five Months
                                                                Year Ended April 30,          Ended
                                                                        1998                September
                                                                                            30, 1998
                                                                --------------------------------------
                                                                                           (Unaudited)
Net revenue                                                          $2,153,752            $959,232

Cost of goods sold                                                    1,480,757             577,960
                                                                --------------------------------------
Gross margin                                                            672,995             381,272
Selling, general and administrative expenses                            606,598             229,722
                                                                --------------------------------------
Income from operations                                                   66,397             151,550
Other income:
   Interest income                                                       13,802               7,896
   Other income                                                          24,917               6,918
                                                                --------------------------------------
                                                                         38,719              14,814
                                                                --------------------------------------

Income before taxes                                                     105,116             166,364

Provision (benefit) for income tax:
   Current                                                               40,836              76,003
   Deferred                                                             (20,103)            (17,289)
                                                                --------------------------------------
Total income taxes                                                       20,733              58,714
                                                                --------------------------------------
Net income                                                           $   84,383            $107,650
                                                                ======================================



                             See accompanying notes.

                             Ben Peer Heating, Inc.
                        Statement of Stockholders' Equity





                                              Common Stock                              Other
                                              No Par Value             Retained      Comprehensive
                                          Shares       Amount          Earnings         Income          Total
                                        -------------------------------------------------------------------------

Balance at May 1, 1997                       100      $ 17,469       $   565,254        $   20,628    $ 603,351
                                                                                                      ---------
   Net income                                  -             -            84,383                 -       84,383
   Net unrealized gain on marketable
     securities                                -             -                 -            18,356       18,356
                                                                                                      ---------
   Comprehensive income                                                                                 102,739
                                        ------------------------------------------------------------------------
Balance at April 30, 1998                    100        17,469           649,637            38,984      706,090
   Net income (unaudited)                      -             -           107,650                 -      107,650
   Net unrealized loss on marketable
     securities                                -             -                 -            (7,338)      (7,338)
                                                                                                      ---------
   Comprehensive income (unaudited)                                                                     100,312
                                        -----------------------------------------------------------------------
Balance at September 30, 1998                100      $ 17,469       $   757,287         $  31,646    $ 806,402
  (unaudited)                           ========================================================================



                             See accompanying notes.

                             Ben Peer Heating, Inc.
                            Statements of Cash Flows

                                                                                           Five Months
                                                                     Year Ended               Ended
                                                                      April 30,           September 30,
                                                                        1998                  1998
                                                                --------------------------------------------
                                                                                           (Unaudited)
Operating activities
Net income                                                         $    84,383           $   107,650
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                      65,581                26,952
     Benefit for deferred income taxes                                 (20,103)              (17,289)
     Provision for loss on accounts receivable                           1,000                 2,800
     Gain on asset disposals                                                 -                (3,024)
     Changes in assets and liabilities:
       Accounts and notes receivable                                   (19,892)              (28,643)
       Inventories                                                     (73,655)              (40,980)
       Prepaid expenses and other current assets                        (4,500)               (5,215)
       Trade accounts payable and accrued liabilities                   62,797               (45,825)
       Accrued compensation                                              2,100                   800
       Accrued warranties                                                1,400                 1,400
       Deferred revenue                                                 12,666                18,500
       Income taxes payable                                              2,900                64,880
                                                                --------------------------------------------
Net cash flow provided by operating activities                         114,677                82,006

Investing activities
Purchase of property, buildings and equipment                          (75,255)              (10,000)
Purchase of marketable equity securities                               (66,902)              (76,415)
Payment of cash for acquired company                                  (112,955)                    -
Proceeds from sale of marketable equity securities                     187,343                63,266
                                                                --------------------------------------------
Net cash used in investing activities                                  (67,769)              (23,149)


Increase in cash and cash equivalents                                   46,908                58,857
Cash and cash equivalents at beginning of period                       128,060               174,968
                                                                --------------------------------------------
Cash and cash equivalents at end of period                         $   174,968           $   233,825
                                                                ============================================
Supplemental cash flow information
                                                                ============================================
Income taxes paid                                                  $    29,714           $         -
                                                                ============================================

Acquisition of company
Fair value of assets acquired                                      $   127,000           $         -
Cash paid                                                             (112,955)                    -
                                                                ============================================
Liabilities assumed                                                $   (14,045)          $         -
                                                                ============================================


                            See accompanying notes.

                             Ben Peer Heating, Inc.
                          Notes to Financial Statements

                                 April 30, 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Ben Peer Heating, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers in the Rochester, New York area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of September 30, 1998 and the related statements of income, stockholders' equity, and cash flows for the five months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the April 30, 1998 audited financial statements appearing herein. The results of the five months ended September 30, 1998 may not be indicative of operating results for the full year.

RECOGNITION OF REVENUE

Revenue on all of the Company's contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

                             Ben Peer Heating, Inc.
                    Notes to Financial Statements (continued)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.

Accounts Receivable, Notes Payable, Accounts Payable, and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, notes payable, accounts payable, and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

CONCENTRATIONS OF CREDIT

At times, cash balances in the Company's accounts may exceed FDIC insurance limits. At April 30, 1998, the Company had approximately $28,385 on deposit with a bank in excess of FDIC Insurance limits.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended April 30, 1998, amounts charged to bad debt expense totaled $500. No accounts were written off during the year ended April 30, 1998.

INVENTORIES

Inventories which consist entirely of finished goods are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

                             Ben Peer Heating, Inc.
                    Notes to Financial Statements (continued)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                  YEARS
                                                           --------------------

Furniture and fixtures                                            7-10
Machinery and equipment                                           5
Vehicles                                                          5

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of", requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property, equipment and other assets has determined that there were no indications of impairment as of April 30, 1998.

OTHER ASSETS

In connection with two separate acquisitions, the Company recorded goodwill resulting from the excess of purchase price over the fair value of acquired tangible and identifiable intangible assets. The Company also required that the former owners enter into non-compete agreements. The non-compete agreements are being amortized on the straight-line method over the life of the agreements. The goodwill is being amortized on the straight line method over a period of fifteen years.

                             Ben Peer Heating, Inc.
                    Notes to Financial Statements (continued)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

The Company generally provides the customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

                             Ben Peer Heating, Inc.
                    Notes to Financial Statements (continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

The Company expenses advertising costs as incurred. For the fiscal year ended April 30, 1998, the Company expensed approximately $34,000.

NEWLY ISSUED ACCOUNTING STANDARD

As of May 1, 1998, the Company adopted SFAS 130, Reporting Comprehensive Income. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this SFAS had no impact on the Company's net income or stockholders' equity. SFAS 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income. The April 30, 1998 financial SFASs have been reclassified to conform to the requirements of SFAS 130.

The components of comprehensive income during the year ended April 30, 1998 were:


Net income                                                   $      84,383
Change in net unrealized gain
 on marketable securities                                    $      18,356
                                                           --------------------
Comprehensive income                                         $     102,739
                                                           ====================

The change in net unrealized gain on marketable securities is net of income tax expense of $11,874.

2. MARKETABLE EQUITY SECURITIES

The Company's investments consist of marketable equity securities. These investments are accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." It is the Company's intent not to hold these investments to maturity.

The Company's investment securities are classified as available-for-sale under SFAS No. 115. On securities classified as available-for-sale, the carrying amount is a reasonable estimate of fair value. As of April 30, 1998, investments consisted of the following:

                                                           Gross           Gross
                                                        Unrealized       Unrealized       Estimated
                                           Cost            Gains           Losses         Fair Value
                                         --------       ----------       ----------       ----------
U.S. corporate securities                $224,186        $66,526           $2,323          $288,389

                             Ben Peer Heating, Inc.
                    Notes to Financial Statements (continued)


3. EMPLOYEE BENEFIT PLANS

The Company has both a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code and a profit sharing plan. Substantially all employees of the Company are eligible to participate in both plans. Under the defined-contribution plan provisions, the Company contributes 10% of an employee's wages each year. Employees cannot make contributions to this plan. The Company also maintains a discretionary profit sharing plan in which the Company contributes 0-15% of an employee's wages. The allocation is solely at the discretion of the Company and based on financial results. The Company's contributions totaled approximately $122,000 for the year ended April 30, 1998.

4. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

5. INCOME TAXES

Income tax expense (benefit) consists of the following for the year ended April 30, 1998:

Current:
   Federal                                               $     30,020
   State                                                       10,816
Deferred                                                      (20,103)
                                                         ------------
                                                         $     20,733
                                                         ============

                             Ben Peer Heating, Inc.
                    Notes to Financial Statements (continued)



5. INCOME TAXES (CONTINUED)

Significant components of the deferred tax assets and liabilities as of April 30, 1998, are as follows:

Deferred tax liabilities:
   Deferred revenue                                         $       550
   Depreciation and amortization                                  6,958
                                                            -----------
Total deferred tax liabilities                                    7,508

Deferred tax assets:
   Accrued expenses                                              21,981
   Warranty reserves                                              5,931
                                                            -----------
Total gross deferred tax assets                                  27,912
Valuation allowance                                                  --
                                                            -----------
Deferred tax assets                                              27,912
                                                            -----------
Net deferred tax assets                                     $    20,404
                                                            ===========

Management has evaluated the need for a valuation allowance against the gross deferred tax assets and determined that the deferred tax assets will likely be realized through taxable income from reversing taxable temporary differences and future pretax book income. Accordingly, no valuation allowance was recorded at April 30, 1998.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                      April 30, 1998
                                                                      --------------
Tax provision at statutory rate of 34%                                $       35,738
State income tax less applicable federal tax benefit                           5,599
Effect of graduated tax rates and nondeductible expenses                     (20,604)
                                                                      --------------
                                                                      $       20,733
                                                                      ==============

6. RELATED PARTY TRANSACTIONS

The Company leases its office facility from its stockholders on a month to month basis. Total rental payments amounted to $55,000 during the year ended April 30, 1998.

The Company has a note receivable outstanding at April 30, 1998 totaling $44,721 due from its stockholders. Monthly payments consist of $729 which includes interest calculated at 9%. Any unpaid portion remaining is due in full on March 1, 2004.

                             Ben Peer Heating, Inc.
                    Notes to Financial Statements (continued)


7.  ACQUISITION

On May 28, 1997, the Company purchased certain assets of DiPrima Heating & Cooling, Inc. for cash in the amount of $112,955, and the assumption of liabilities totaling $14,045. The acquisition has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets purchased based upon the fair values at the date of acquisition. The operating results of DiPrima Heating & Cooling, Inc. have been included in the 1998 income statement from the date of the acquisition.

8.  IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors. If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

                             Ben Peer Heating, Inc.
                    Notes to Financial Statements (continued)




8.  IMPACT OF YEAR 2000 (UNAUDITED) (CONTINUED)

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

9.  SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Agreement and Plan of Merger with Service Experts, Inc. ("Service Experts"). In accordance with the Agreement and Plan of Merger, the Company merged with and into a wholly-owned subsidiary of Service Experts effective October 1, 1998.

                         Report of Independent Auditors

The Stockholders
Womack-O'Bannon & Choco, Inc.
  d/b/a  B&M Heating and Cooling

We have audited the accompanying balance sheet of Womack-O'Bannon & Choco, Inc. d/b/a B&M Heating and Cooling as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Womack-O'Bannon & Choco, Inc. d/b/a B&M Heating and Cooling at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                         /s/ Ernst & Young LLP


Nashville, Tennessee
December 10, 1998

                         Womack-O'Bannon & Choco, Inc.
                         d/b/a B&M Heating and Cooling

                                 Balance Sheets

                                                                           December 31,          September 30,
                                                                               1997                   1998
                                                                      -----------------------------------------
                                                                                                  (Unaudited)
ASSETS
Current assets:
   Cash                                                                      $ 23,944               $  46,221
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $2,770
       at December 31, 1997 and $1,248  at September 30, 1998
       (unaudited)                                                             56,164                  25,297
Inventories                                                                     5,000                   5,000
                                                                      -----------------------------------------
Total current assets                                                           85,108                  76,518

Property and equipment:
   Furniture and fixtures                                                      18,117                  18,117
   Vehicles                                                                   179,480                 179,480
                                                                      -----------------------------------------
                                                                              197,597                 197,597
   Less accumulated depreciation and amortization                              65,142                  96,246
                                                                      -----------------------------------------
                                                                              132,455                 101,351
Other assets                                                                    2,925                   2,925
                                                                      -----------------------------------------
Total assets                                                                 $220,488               $ 180,794
                                                                      =========================================

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
Current liabilities:
   Trade accounts payable and accrued liabilities                            $ 70,324               $   6,543
   Accrued compensation                                                        18,450                  50,924
   Deferred revenue                                                            39,181                  92,000
   Current portion of long-term debt and capital lease
     obligations                                                               57,059                  30,912
                                                                      -----------------------------------------
Total current liabilities                                                     185,014                 180,379

Long-term debt and capital lease obligations, net of current                   29,403                  12,134

Stockholders' Equity (Deficit):
   Common stock, $1.00 par value, 1,000,000 shares authorized,
     600 shares issued and outstanding                                            600                     600
   Retained earnings (deficit)                                                  5,471                 (12,319)
                                                                      -----------------------------------------
Total stockholders' equity (deficit)                                            6,071                 (11,719)

                                                                      -----------------------------------------
Total liabilities and stockholders' equity (deficit)                         $220,488               $ 180,794
                                                                      =========================================


                             See accompanying notes.

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling


                            Statements of Operations



                                                                                    Nine Months
                                                           Year Ended                  Ended
                                                           December 31,             September 30,
                                                              1997                      1998
                                                     --------------------------------------------
                                                                                      (Unaudited)

Net revenue                                                $ 1,837,657                $ 1,500,570

Cost of goods sold                                             853,131                    739,610
                                                     --------------------------------------------
Gross margin                                                   984,526                    760,960
Selling, general and administrative expenses                   916,604                    774,161
                                                     --------------------------------------------
Income (loss) from operations                                   67,922                    (13,201)
Other income (expense):
   Interest expense                                             (9,244)                    (4,589)
                                                     --------------------------------------------
Net income (loss)                                          $    58,678                $   (17,790)
                                                     ============================================



                             See accompanying notes.

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling


                   Statement of Stockholders' Equity (Deficit)




                                                       Common Stock              Retained
                                                     $1.00 Par Value             Earnings
                                                  Shares          Amount         (Deficit)         Total
                                                  ----------------------------------------------------------
Balance at January 1, 1997                           600         $   600          $(53,207)         $(52,607)
   Net income                                         --              --            58,678            58,678
                                                  ----------------------------------------------------------
Balance at December 31, 1997                         600             600             5,471             6,071
                                                                                                          --
   Net loss (unaudited)                               --              --           (17,790)          (17,790)
                                                  ----------------------------------------------------------
Balance at September 30, 1998 (unaudited)            600         $   600          $(12,319)         $(11,719)
                                                  ==========================================================



                             See accompanying notes.

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling


                            Statements of Cash Flows


                                                                                                   Nine Months
                                                                           Year Ended                 Ended
                                                                           December 31,            September 30,
                                                                               1997                    1998
                                                                  --------------------------------------------
                                                                                                    (Unaudited)
Operating activities:
Net income (loss)                                                             $ 58,678                $(17,790)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization                                              41,041                  31,104
     Provision for loss on accounts receivable                                   2,770                  (1,522)
     Loss on asset disposals                                                     3,835                      --
     Changes in operating assets and liabilities:
       Accounts receivable                                                     (41,167)                 32,389
       Inventories                                                              (2,200)                     --
       Trade accounts payable and accrued liabilities                           36,026                 (63,781)
       Accrued compensation                                                    (23,968)                 32,474
       Deferred revenue                                                         (9,670)                 52,819
                                                                  --------------------------------------------
Net cash flow provided by operating activities                                  65,345                  65,693

Investing activities:
Purchase of property and equipment                                             (60,321)                     --
Proceeds from sale of property and equipment                                     5,382                      --
                                                                  --------------------------------------------
Net cash used in investing activities                                          (54,939)                     --

Financing activities:
Proceeds from long-term debt                                                    43,737                      --
Payments on long-term debt and capital leases                                  (53,674)                (43,416)
                                                                  --------------------------------------------
Net cash used in financing activities                                           (9,937)                (43,416)
Increase in cash                                                                   469                  22,277
Cash at beginning of period                                                     23,475                  23,944
                                                                  --------------------------------------------
Cash at end of period                                                         $ 23,944                $ 46,221
                                                                  ============================================

Supplemental cash flow information:
Interest paid                                                                 $  9,244                $  4,589
                                                                  ============================================



                             See accompanying notes.

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling


                          Notes to Financial Statements

                                December 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Womack-O'Bannon & Choco, Inc. d/b/a B&M Heating and Cooling (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers in the Pinellas County, Florida area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of September 30, 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for the nine months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1997 audited financial statements appearing herein. The results of the nine months ended September 30, 1998 may not be indicative of operating results for the full year.

RECOGNITION OF REVENUE

Revenue on all of the Company's contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amount reported in the balance sheet for cash approximates fair value.

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling

                    Notes to Financial Statements (continued)





1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable, Notes Payable, Accounts Payable, and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, notes payable, accounts payable, and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

The Company primarily purchases HVAC units and parts from H.B. Adams Distributors, Inc. d/b/a Imperial Supply. Total purchases of equipment and parts from this supplier during 1997 totaled approximately $430,000.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled $2,770, and no accounts were written off.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out ("FIFO") method for all inventories.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                YEARS
                                                           --------------------

Furniture and fixtures                                            7
Vehicles                                                          5

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling

                    Notes to Financial Statements (continued)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property and equipment and has determined that there were no indications of impairment as of December 31, 1997.


DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

Customers receive a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling

                    Notes to Financial Statements (continued)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


INCOME TAXES

The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code to include their respective percentage of the Company's income in their own income for federal income tax purposes. Accordingly, the Company is not subject to federal and state income tax.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed $1,029.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 in 1998 did not have an effect on the Company's financial statements.

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling

                    Notes to Financial Statements (continued)


2. DEBT

Debt consists of:

                                                             DECEMBER 31,
                                                                 1997
                                                        ---------------------

Installment and equipment notes                                 $ 83,976
Less current portion                                              54,573
                                                        ---------------------
                                                                $ 29,403
                                                        =====================

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 9.25% to 10.50% per annum at December 31, 1997. These loans require monthly payments ranging from $425 to $656 and are due through October 2000.

As of December 31, 1997, the aggregate amounts of annual principal maturities of long-term debt are as follows:

                   1998                                       $ 54,573
                   1999                                         23,025
                   2000                                          6,378
                   Thereafter                                       --
                                                        ---------------------
                                                              $ 83,976
                                                        =====================

3. LEASES

Total rental expense for all operating leases was $13,396 for 1997. The Company leases certain equipment and office and warehouse facilities under terms of noncancelable operating and capital lease agreements which expire at various dates through February 2000. The building lease has a three year renewal option which may be exercised at the Company's discretion provided there have been no defaults under the terms of the lease agreement. The renewal period calls for a 4% increase per year in the base rent, as defined in the lease agreement. Minimum rental commitments at December 31, 1997 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling

                    Notes to Financial Statements (continued)


3.  LEASES(CONTINUED)

                                                                Capital                Operating
                                                                 Leases                  Leases
                                                       -----------------------------------------
1998                                                             $2,837             $ 10,534
1999                                                                 --                1,772
2000                                                                 --                  295
Thereafter                                                           --                   --
                                                       -----------------------------------------
                                                                                    $ 12,601
                                                                            =====================
Amounts representing interest                                       351
                                                       --------------------
Present value of net minimum rentals
    (all of which is classified as current)                      $2,486
                                                       ====================

The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheet, are as follows:

                                                                           DECEMBER 31,
                                                                               1997
                                                                   ---------------------
Furniture and fixtures                                                        $5,183
Less accumulated amortization                                                    987
                                                                   ---------------------
Net equipment under capital leases                                            $4,196
                                                                   =====================

Amortization of the assets under capital leases is included in depreciation expense.

4. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling

                    Notes to Financial Statements (continued)


5. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal and state income tax. In connection with the sale of the Company (See Note 7), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had a tax loss of $55,000 for 1997. Had the Company filed federal and state income tax returns as a regular corporation for 1997, income tax expense under the provisions of SFAS No. 109 would have been $22,000.

At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be recorded as an adjustment to goodwill in purchase accounting. If the termination of S corporation status had occurred at September 30, 1998, the deferred tax asset would have been approximately $17,500.

6. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed a plan which will included testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, any further Year 2000 project costs, if any, will not materially affect the operating results or the financial position of the Company.

                          Womack-O'Bannon & Choco, Inc.
                          d/b/a B&M Heating and Cooling

                    Notes to Financial Statements (continued)


6. IMPACT OF YEAR 2000 (UNAUDITED)(CONTINUED)

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors. If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

7. SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Agreement and Plan of Merger with Service Experts, Inc. ("Service Experts"). In accordance with the Agreement and Plan of Merger, the Company merged with and into a wholly-owned subsidiary of Service Experts effective September 30, 1998.

In connection with the business combination of the Company with Service Experts, Service Experts paid all notes payable outstanding.

                   PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                              SERVICE EXPERTS, INC.

     Service Experts, Inc. (the "Company") was incorporated on March 27, 1996. The Company operates in one industry segment and is primarily engaged in the replacement and servicing of HVAC units for residential and commercial customers. The Company has Service Centers located in cities across the United States. The operations of the Company's subsidiaries other than Pooled Companies (as defined below) have been included in the Company's financial statements from their respective effective dates of acquisition. The Company's historical financial statements have been restated for all periods presented by including the historical results of the 1997 Pooled Companies and the 1998 Pooled Company (see Table I).

     The following unaudited pro forma combined financial statements give effect to the acquisition by the Company of 39 Acquired Companies (as defined below) in exchange for shares of the Company's Common Stock, cash, warrants to purchase shares of Common Stock, convertible subordinated notes and the assumption of certain debt.

     The unaudited pro forma combined balance sheet as of September 30, 1998 gives effect to the acquisition of 13 Acquired Companies closed effective after September 30, 1998 (see Table I). The unaudited pro forma combined statement of income for the nine months ended September 30, 1998 gives effect to the acquisition of 26 Acquired Companies closed effective during the nine month period ended September 30, 1998 (see Table I), and the 13 Acquired Companies which were closed effective after September 30, 1998 as if such transactions had occurred as of January 1, 1998. The unaudited pro forma combined statement of income for the 12 months ended December 31, 1997 gives effect to the acquisition of the 1997 and 1998 Pooled Companies as described below, 32 Acquired Companies closed during 1997 (see Table I), the 26 Acquired Companies closed effective during the nine month period ended September 30, 1998 and the 13 Acquired Companies closed effective after September 30, 1998 as if such transactions had occurred on January 1, 1997.

TABLE I

The 1997 Pooled Companies

*1.   C. Iapaluccio Company, Inc.
 2.   Hawk Heating & Air Conditioning, Inc.
*3.   TML, Inc.
*4.   Parrott Mechanical, Inc.
 5.   McAlister Heat & Air, Inc.

The 1998 Pooled Company

*1.   Dodge Heating and Air Conditioning, Inc., et al. and
      DH&A, Inc.

13 Acquired Companies closed subsequent to September 30, 1998

*1.   Climate Design Systems, Inc.
 2.   Eveready Corporation
 3.   Austin Brothers, Inc.
 4.   Womack - O'Bannon, Inc.
*5.   Womack - O'Bannon & Choco, Inc.
*6.   Ben Peer Heating, Inc.
*7.   PTM Enterprises, Inc.
 8.   Jansen's Heating & Air Conditioning, Inc.
 9.   Local Furnance Co., Inc.
10.   R&M Climate Control, Incorporated
11.   Climate Masters Service Company, Inc.
12.   McPhee, Inc.
13.   Shelburne Refrigeration, Inc.

26 Acquired Companies closed during the nine month period ended
   September 30, 1998

  1.  Gulf Coast Cooling, Inc.
  2.  Jack Nelson Co., Inc.
  3.  Dan Jacobs Heating & Cooling, Inc.
  4.  Becht Heating & Cooling, Inc.
 *5.  Davis the Plumber, Inc.
  6.  Lee Voisard Plumbing & Heating, Inc.
  7.  Climate Control, Inc.
  8.  Triton Mechanical, Inc.
 *9.  Strand Brothers, Inc.
 10.  Astron Residential, Inc.
 11.  Doler Plumbing & Heating, Inc.
 12.  Atlantic Air Conditioning and Heating, Inc.
*13.  Steel City Heating & Air, Inc.
 14.  Deland Heating & Air Conditioning Company
 15.  Kozon, Inc.
 16.  Royden Commercial Services, Inc.
 17.  Albritten Plumbing Heating and Air Conditioning, Inc.
 18.  Alert Heating Service, Inc.
 19.  Russell Mechanical, Inc.
 20.  Andros Refrigeration, Inc.
 21.  Epperson, Inc.
*22.  Midland Heating & Air Conditioning, Inc.
 23.  Economy Heating and Air Conditioning, Inc.
 24.  The Mathews Air Conditioning and Heating, Inc.
 25. Matz Sheet Metal Works, Inc. and Right Way Heating and Air Conditioning Service, Inc.
 26.  Warshaw's Energy Savings Design, Inc.

32 Acquired Companies closed during 1997

*1.   B.W. Heating & Cooling, Inc.
*2.   Chief/Bauer Heating & Air Conditioning, Inc.
*3.   Gaddis Co.
*4.   Dial One Raymond Plumbing, Heating & Cooling, Inc.
*5.   Parker Heating & Air Conditioning Incorporated
*6.   Sylvester Corp.
*7.   Roland J. Down, Inc.
*8.   Stark Services Company, Inc.
*9.   Claire's Air Conditioning and Refrigeration, Inc.
*10.  Claire & Sanders, Inc.
*11.  Piedmont Air Conditioning Company
 12.  Royden, Inc.
 13.  Superior Air Conditioning, Inc.
*14.  ProAir Services, Inc.
*15.  Artic Aire of Chico, Inc.
 16.  A-1 Air Conditioning, Inc.
*17.  Mid Fla Heating & Air, Inc.
 18.  All American Air Conditioning & Heating, Inc.
 19.  The McElroy Service Company
 20.  Bill Ingraham Service Company, Inc.
*21.  S & W Conditioning, Inc.
*22.  Berkshire Air Conditioning Company
*23.  J.M. Jenks Incorporated
*24.  Teays Valley Heating and Cooling, Inc.
 25.  Ainsley & Son Heating, Inc.
 26.  Knochelmann, Inc.
 27.  Stanley Heating and Air Conditioning, Inc.
 28.  George B. Givens Company, Inc.
*29.  Holmes Sales & Service, Inc.
*30.  Getzschman Heating & Sheet Metal Contractors
 31.  Thompson and Sons Heating and Air Conditioning Company
 32.  Air Experts, Inc.

* Indicates that audited financial statements for the Acquired Companies previously have been filed in a Form 8-K or Form S-4.

     The unaudited pro forma combined financial statements have been prepared by the Company based on the historical financial statements of the Company and of the companies referred to in Table I and certain preliminary estimates and assumptions deemed appropriate by management of the Company. The pro forma combined financial statements presented herein have been prepared based on certain assumptions and include certain pro forma adjustments. The Company has not completed all the evaluations necessary for the final purchase price allocations related to certain of the acquired businesses; accordingly, actual adjustments that reflect final evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments reflected herein.

     These pro forma combined financial statements may not be indicative of results that would have been achieved had these acquisitions occurred on the dates indicated or of results which may be realized in the future.

     The pro forma combined financial statements should be read in conjunction with the historical financial statements of the Company.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                           Acquired            Pro Forma       Pro Forma
                                           Company        Companies          Adjustments     As Adjusted
                                           -------------------------------------------------------------
                                                               (IN THOUSANDS)
Assets
Current assets:
    Cash and cash equivalents............  $   6,024     $    1,495        $ (10,445) (a)    $      885
                                                                              (1,189) (b)
                                                                               5,000  (c)
Receivables:
      Trade Receivables, net.............     46,454          3,155              --              49,609
      Related Party......................        340             23              --                 363
      Employee...........................        533             99              --                 632
      Other..............................      4,999             15              --               5,014
                                           ------------   -------------   --------------   -------------
                                              52,326          3,292              --              55,618

Inventories                                   25,594          1,596              --              27,190
Cost and estimated earnings in excess          4,885             64              --               4,949
Prepaid expenses and other current assets      5,675            177              --               5,852
Current portion of notes receivable --
       related parties...................         --           --                --                --
Current portion of notes receivable              191           --                --                 191
Deferred income taxes                          3,972           --                --               3,972
                                           ------------   -------------   --------------   ------------
                Total current assets.....     98,667          6,624           (6,634)            98,657

Property, buildings and equipment, net        34,940          2,351              --              37,291
Notes receivable--related parties........        334              2              --                 336
Notes receivable--other..................        567           --                --                 567
Goodwill.................................    169,766          1,232           16,188  (a)       187,186
Unallocated purchase price...............                      --                --                --
Other assets.............................      6,889            502              --               7,391
                                           ------------  --------------   --------------   ------------
                Total assets               $ 311,163     $   10,711        $   9,554         $  331,428
                                           ============  ==============   ==============   ============

Liabilities and Stockholders Equity
Current liabilities:
    Short-term debt......................  $      --     $      104        $   (104)  (b)    $       (0)
    Trade accounts payable & accrued.....     16,292          3,801              --              20,093
    Accrued compensation.................      8,287            146              --               8,433
    Accrued warranties...................      3,260            239              --               3,499
    Income taxes payable.................      1,118             10              --               1,128
    Deferred revenue.....................     10,295            521              --              10,816
    Deferred income taxes................         80              5              --                  85
    Billings in excess of costs and            1,663              2                               1,665
    Current portion of long-term debt....        274            313             (190) (b)         5,397
                                                                               5,000  (c)
                                           ------------   -------------   ---------------   -----------
                Total current liabilities:    41,269          5,141            4,706             51,116

Long-term debt, and capital lease
    obligations, net of current..........     73,302            894            3,769  (a)        77,071
                                                                                (894) (b)
Deferred income taxes....................      1,875           --                                 1,875

    Common stock.........................        171            641             (638) (a)           174
    Additional paid-in-capital...........    155,424            209            6,437  (a)       162,070
    Treasury stock.......................                      (146)             146  (a)          --
    Retained earnings....................     39,122          3,972           (3,972) (a)        39,122
                                           -----------   --------------   ---------------   -----------
                                             194,717          4,676            1,973            201,366
                                           -----------   --------------   ---------------   -----------
                                           $ 311,163     $   10,711        $   9,554         $  331,428
                                           ===========   ==============   ===============   ===========


  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                                                     ACQUIRED       PRO FORMA       PRO FORMA
                                                       COMPANY       COMPANIES     ADJUSTMENTS      ADJUSTED
                                             -----------------------------------------------------------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Revenue....................................      $  293,604      $  52,364             --         $  345,968
Cost of goods sold ............................         188,083         30,783             --            218,866
                                                     ----------      ---------        -------         ----------
Gross margin ..................................         105,521         21,581             --            127,102
Selling, general and administrative ...........          73,660         17,801         (1,327) (d)        90,134
                                                     ----------      ---------        -------         ----------
Income from operations ........................          31,861          3,780          1,327             36,968
Other income (expense):
  Interest expense ............................          (2,395)          (223)          (147) (e)        (2,765)
  Interest income .............................             355             69             --                424
  Other income ................................             483            427             --                910
                                                     ----------      ---------        -------         ----------
                                                         (1,557)           273           (147)            (1,431)
                                                     ----------      ---------        -------         ----------
Income before taxes ...........................          30,304          4,053          1,180             35,537
Provision for income taxes ....................          12,141          1,442          1,045 (f)         14,628
                                                     ----------      ---------        -------         ----------
Net income ....................................      $   18,163      $   2,611        $   135         $   20,909
                                                     ==========      =========        =======         ==========


Pro forma net income per share:
  Basic .......................................      $     1.09                                       $     1.20
  Diluted .....................................      $     1.07                                       $     1.19
Pro forma weighted average shares outstanding:
  Basic .......................................          16,684                           672  (g)        17,356
  Diluted .....................................          16,922                           674  (h)        17,596



  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997




                                                   Acquired      Pro Forma
                                       Company     Companies     Adjustments    Adjusted
                                       --------    ---------     -----------    ---------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Revenue.........................   $248,110     $165,360     $     --      $413,470
Cost of goods sold..................    161,281      103,752           --       265,033
                                       --------     --------     --------      --------
Gross margin........................     86,829       61,608           --       148,437
Selling, general and administrative.     62,103       51,884       (1,775)(d)   112,212
                                       --------     --------     --------      --------
Income from operations..............     24,726        9,724        1,775        36,225
Other income (expense):
  Interest expense..................       (772)        (943)         450 (e)    (1,265)
  Interest income...................        793          128           --           921
  Other income......................        578          544           --         1,122
                                       --------     --------     --------      --------
 ....................................        599         (271)         450           778
                                       --------     --------     --------      --------
Income before taxes.................     25,325        9,453        2,225        37,003
Provision for income taxes..........      9,380        2,789        2,473 (f)    14,642
                                       --------     --------     --------      --------
Net income..........................   $ 15,945     $  6,664     $   (248)     $ 22,361
                                       ========     ========     ========      ========

Pro forma net income per share:
  Basic.............................   $   1.08                                $   1.33
  Diluted...........................   $   1.07                                $   1.32

Pro forma weighted average shares
  outstanding:
  Basic.............................     14,774                     2,029 (i)    16,803
  Diluted...........................     14,922                     2,070 (j)    16,992


  See accompanying notes to Unaudited Pro Forma Combined Financial Statements

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS

     (a) Reflects the payments to owners of eight Acquired Companies of $10,445,000 in cash, 265,000 shares of Common Stock and $3,769,000 in convertible debt resulting in an increase in Goodwill of $16,188,000 which is amortized over 40 years. The allocation of the purchase price associated with the acquisitions has been determined by the Company based on available information and is subject to further refinement.

     (b) Reflects the assumed payment of all acquired outstanding debt.

     (c) Reflects borrowings on line-of-credit.

                                                                        TWELVE MONTHS    NINE MONTHS
                                                                            ENDED           ENDED
                                                                        DECEMBER 31,    SEPTEMBER 30,
                                                                            1997            1998
                                                                        -------------   -------------
                                                                               (IN THOUSANDS)
PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS

(d) REFLECTS THE FOLLOWING ADJUSTMENTS TO SELLING, GENERAL, AND
    ADMINISTRATIVE:
     (i)  Elimination of historical owners' compensation..............    $ (9,858)       $ (3,599)
    (ii)  Additional compensation relating to new agreements with
          previous owners.............................................       6,023           2,185
   (iii)  Adjust rent expense per new leases..........................          39              64
    (iv)  Corporate office overhead expenses..........................       1,653             523
     (v)  Goodwill amortization.......................................       2,378             691
    (vi)  Elimination of general and administrative expenses..........      (2,010)         (1,191)
                                                                          --------        --------
                                                                          $ (1,775)       $ (1,327)
                                                                          ========        ========

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                                                                        TWELVE MONTHS    NINE MONTHS
                                                                            ENDED           ENDED
                                                                        DECEMBER 31,    SEPTEMBER 30,
                                                                            1997            1998
                                                                        -------------   -------------
                                                                               (IN THOUSANDS)
(e) REFLECTS THE FOLLOWING ADJUSTMENTS TO INTEREST EXPENSE RELATED TO:
     (i)  Elimination of all other debt assumed in the transaction to
          be paid at closing..........................................    $    943        $    223
     (ii) Additional interest on debt incurred with transaction.......        (493)           (370)
                                                                          --------        --------
                                                                          $    450        $   (147)
                                                                          ========        ========
(f) REFLECTS THE FOLLOWING ADJUSTMENTS TO INCOME TAXES:
     (i)  Additional income tax provision for state and federal taxes at a combined effective rate of 40% as certain Acquired
          Companies previously taxed as Subchapter S corporations.....    $    992       $     179
    (ii)  Additional income taxes on adjustments (c) and (d)..........         530             589
   (iii)  Additional income tax provision for state and federal taxes
          due to the non-deductibility of goodwill....................         951             277
                                                                          --------        --------
                                                                          $  2,473        $  1,045
                                                                          ========        ========
(g) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 672,000 shares issued to the owners of the Acquired
              Companies.
(h) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 672,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 2,000 shares representing dilutive effect of warrants issued to the owners of the Acquired Companies.
(i) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 2,029,000 shares issued to the owners of the Acquired
          Companies.
(j) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 2,029,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 41,000 shares representing dilutive effect of warrants issued to the owners of the Acquired Companies.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SERVICE EXPERTS, INC.


                                          By:  /s/ Anthony M. Schofield
                                              ----------------------------------
                                              Anthony M. Schofield
                                              Chief Financial Officer and
                                              Secretary



Date: December 21, 1998

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
-------              -----------------------
  23                 Consent of Ernst & Young LLP
